CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bernard, Allan & Edwards, Inc.
1016 Shore Acres Drive
Leesburg, Florida 34748

We consent to the use in this Report on Form 10KSB of our report dated March 15, 2002, relating to the financial statements of Bernard, Allan & Edwards, Inc. and to the reference of our firm under the heading "Experts."

/s/  Larry Legel  C.P.A.

Larry Legel,  C.P.A.
5100 N. Federal Highway, Suite 409
Ft. Lauderdale, Florida 33308
March  27,  2002